EMPLOYMENT

                                    AGREEMENT

         AGREEMENT made as of the 25th day of October, 1999 between INTELLI-CHECK, INC. ("Company"), a New York Corporation having an office at 775 Park Avenue, Suite 340, Huntington, NY 11743 and Robert Holloway ("Employee"), residing at 2142 Singing Woods Drive, Skaneateles, N.Y. 13152

         WHEREAS, Company and Employee wish to enter into an Employment Agreement pursuant to which Employee will serve as Vice President, Sales of the Company.

         NOW,   THEREFORE,   in  consideration  of  the  respective   agreements
hereinafter set forth, the parties agree as follows:

                                    Article I

                                   Employment

1.01 Term. Company hereby employs Employee, and Employee hereby accepts employment with Company (including also employment by, and in connection with the business activities of any of Company's affiliates, subsidiaries and related corporations), in the position and with the duties hereinafter set forth, for a period (the "term") commencing on October 25, 1999 and ending October 24, 2001 subject, however, to earlier termination in accordance with the provisions of this Agreement. This Agreement shall automatically renew except if the Employer gives Employee 90 days written notice before the completion of the initial term of this Agreement.

                                   Article II

                                     Duties

2.01 General. Employee shall be the Vice President, Sales of the Company and shall perform such executive duties as may from time to time be assigned to him by Company's Board of Directors. If so elected or appointed, Employee shall also serve without additional compensation as a director and/or officer of the Company or any of its subsidiaries. However, the Employee recognizes and agrees that the Board may elect to amend the position and/or duties assigned to Employee. Such amendment of position and/or duties shall be commensurate with that of a Vice President with no reduction in Fixed Salary, benefits or incentives.

2.02 Performance. During the term of his employment, Employee shall devote substantially all his business time, best efforts and attention to the business, operations and affairs of Company and the performance of his duties hereunder provided, however, that during the term of his employment, Employee may work for a non-competing Company so long as he devotes substantially all of his business time, best efforts and attention to the business operations and affairs of the Company and the performance of his duties hereunder.

2.03 Employee's Representations. Employee represents and warrants to and agrees with Company that:


                                                                     Page 1 of 9

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         Neither the execution nor  performance by Employee of this Agreement is
         prohibited  by  or   constitutes  or  will   constitute,   directly  or
         indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Employee is or has been a party or by which he is bound.

         Neither Employee nor any business or entity in which he has any interest or from which he receives any payments has, directly or indirectly, any interest of any kind in or is entitled to receive, and neither Employee nor any such business or entity shall accept, from any person, firm, corporation or other entity doing business with Company any payments of any kind on account of any services performed by Employee during the term of his employment.

                                   Article III

                        Compensation and Related Matters

3.01(a) Fixed Salary. As compensation for Employee's services Company shall pay Employee a salary of $115,000 per annum (the "Fixed Salary").

3.01(b) The Employee shall have the right at his election, to receive compensation in the form of the Company's restricted Common Stock. Such Stock shall be valued at fifty percent (50%) of the closing bid price of the Company's Common Stock as quoted on NASDAQ/NMS (or other established exchange) as of the date of the Employee's election. Such election may be for all or part of the Employee's Compensation. At the beginning of each quarter, Employee shall give the Company notice of his election to exercise his option to receive restricted Common Stock in lieu of cash compensation.

3.01(c) Fixed Salary Adjustment. The Fixed Salary may not be decreased hereunder during the term of this Agreement, but may be increased upon review by and within the sole discretion of the Company's Board of Directors.

3.02 Expenses. Company shall pay or reimburse Employee for all reasonable travel, hotel, entertainment and other business expenses incurred in the performance of Employee's duties upon submission of appropriate vouchers and other supporting data therefore.

3.03 Stock Options. The Company will grant to the Employee, pursuant to a Stock Option Agreement substantially in the form of Exhibit A attached hereto, an option to purchase 50,000 shares of the Company's Common Stock at the price of the proposed initial public offering price ("IPO") to be vested as follows: 20,000 upon signing of Employment Agreement, 5,000 for each 10,000 sales of ID-Check Products sold that exceed 10,000. The maximum options that can be earned in any calendar year may not exceed 100,000. Any options earned above the 50,000 granted herein shall be at fair market value on date of such grant.

3.04 Benefits. Employee shall be entitled to (i) participate in all general pension, profit-sharing, life, medical, disability and other insurance and employee benefit plans and programs at any time in effect for executive employees of Company, provided, however, that nothing herein shall obligate Company to establish or maintain any employee benefit plan or program, whether of the type referred to in this clause (i) or otherwise, and (ii) three (3) weeks vacation during each twelve month period of employment at mutually agreeable times. Employee shall be entitled to the use of a Company vehicle, however, Employee may elect to provide his own vehicle and if such election is made, Company agrees to pay Employee One Thousand Dollars ($1,000) per month to cover cost of the vehicle, insurance, repairs and other expenses, pertaining thereto.

                                   Article IV

                    Termination for Cause; Disability; Death

4.01 For Cause. Company shall have the right to terminate the employment of Employee hereunder at any time for Cause (as hereinafter defined) without prior notice (except as otherwise hereinafter provided). For purposes of this Agreement "Cause" shall mean and include the occurrence of any of the following acts or events by or relating to the
         Employee: (i) any material misrepresentation by Employee in this Agreement; (ii) any material breach of any obligations of Employee under this Agreement which remains uncured for more than twenty (20) days after written notice thereof by Company to Employee or if the default is such that it cannot be cured within such 20-day period, upon said breach; (iii) habitual insobriety or substance abuse of Employee while performing his duties hereunder; (iv) theft or embezzlement from Company or any other material acts of dishonesty; (v) repeated insubordination respecting reasonable orders or directions of Company's Board of Directors; (vi) conviction of a crime (other than traffic violations and minor misdemeanors) or (vii) if Employee becomes the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or state securities laws or Federal commodities. In the event of termination for Cause, Employee's Fixed Salary shall terminate as of the effective date of termination of employment.

4.02 Without Cause. Company may not terminate the employment of Employee, except for Cause notwithstanding Article IV; Section 4.01 of Company's by-laws.

4.03 Disability. If Employee, by reason of illness, mental or physical incapacity or other disability, is unable to perform his regular duties hereunder (as may be determined by the Board of Directors), Company shall continue to pay half of Employee's salary for the balance of the term of this Agreement, provided, however, in the event Employee recovers from any such illness, mental or physical incapacity or other disability (as may be determined by an independent physician to which Employee shall make himself available for examination at the reasonable request of the Board of Directors), Employee shall immediately resume his regular duties hereunder. Any payments to Employee under any disability insurance or plan maintained by Company shall be applied against and shall reduce the amount of the salary payable by Company under this Agreement. If at any time during the year the Employee has suffered a complete and total disability, defined as the inability to perform his/her duties from any location, then the provisions of paragraph 3.03 shall be pro-rated so as not to provide for incentive compensation for the period of complete and total disability.

4.04 Death. In the event of Employee's death, Company shall continue to pay half of the Employee's Fixed Salary for the balance of the term of this Agreement to Employee's surviving spouse, provided, however, that, if Company is the beneficiary of life insurance on Employee's life, it shall use the proceeds of such insurance promptly upon the receipt thereof to prepay (in inverse order to maturity), half of the Fixed Salary remaining to be paid discounted to present value using an assumed interest rate of 8% per annum. Company shall have the right (but not the obligation) to obtain a life insurance policy on Employee's life. The proceeds of any such life insurance policy shall be payable to Company. Employee shall cooperate with Company and


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

         use his best efforts in all respects and regard to obtaining a life insurance policy, including, without limitation, undergoing a physical examination upon reasonable request.

                                    Article V

                    Confidential Information; Non-Competition

5.01 Confidential Information. Employee shall not, at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except in the regular course of Company's business), or appropriate, use or cause, permit or induce any person to appropriate or use, any proprietary, secret or confidential information of Company including, without limitation, knowledge or information relating to its trade secrets, business methods, the names or requirements of customers or the prices, credit or other terms extended to its customers, all of which Employee agrees are and will be of great value to Company and shall at all times be kept confidential. Upon termination or expiration of this Agreement, Employee shall promptly deliver or return to Company all materials of a proprietary, secret or confidential nature relating to Company together with any other property of Company which may have theretofore been delivered to or may be in possession of Employee.

5.02 Non-Competition. During the term of this Agreement and for a period of two years after the sooner of the expiration date of this Agreement or the date when Employee ceases to be employed by Company as a result of either a voluntary termination of his employment or a termination for cause, Employee shall not, within the United States, its territories and/or, possessions and countries in which the Company does business, without the prior written consent of Company in each instance, directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal, owner, shareholder, partner, investor, director, officer, employee, representative, distributor consultant, independent contractor or otherwise engage or have any interest in any entity which is engaged in any business or activity then conducted or engaged in by Company. The two-year period referred to in the preceding sentence shall be reduced by two months for each full year that elapses after the commencement date of this Agreement. Notwithstanding the foregoing, however, Employee may at any time own in the aggregate as a passive (but not active) investment not more than 5% of the stock or other equity interest of any publicly-traded entity which engages in a business competitive with Company.

5.03     Reasonableness.  Employee  agrees that each of the  provisions  of this
         Section 5 is reasonable and necessary for the protection of Company; that each such provision is and is intended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. Employee further recognizes and agrees that any violation of any of his agreements in this Section 5 would cause such damage or injury to Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which Company may possess.


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5.04     Survival. The provisions of this Section 5 shall survive the expiration or termination of this Agreement for any reason.

                                   Article VI

                                  Miscellaneous

6.01 Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to Company and to Employee at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the third day after the date of mailing if mailed.

6.02 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Employee under this Agreement may not be assigned or delegated.

6.03 Governing Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. In addition to the provisions of 5.03 above, the invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.

6.04 Entire Agreement; Modification; Waiver; Interpretation. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

6.05 Indemnification. Employee shall indemnify and hold Company free and harmless from and against and shall reimburse it for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of his representations, warranties and agreements in this Agreement. Company shall indemnify and hold Employee free and harmless from and against and shall reimburse him for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of its representations, warranties and agreements in this Agreement.


                                                                     Page 5 of 9
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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                               INTELLI-CHECK, INC.


                                               By/s/ Frank Mandelbaum
                                                 -------------------------------
                                                 Frank Mandelbaum, Chairman

                                                 /s/ Robert Holloway
                                                 -------------------------------
                                                 Robert Holloway


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                                    EXHIBIT A

                             STOCK OPTION AGREEMEMT

         Intelli-Check, Inc., a New York corporation (the "Company"), as of the 25th day of October, 1999 hereby grants to Robert Holloway ("Optionee"), residing at 2142 Singing Woods Drive, Skaneateles, N.Y. 13152 in consideration of services and advice rendered by Optionee to the Company, the irrevocable right and option ("Option") to purchase all or part of an aggregate of 50,000 shares ("Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), on the terms and conditions hereinafter set forth:

1. Purchase Price. The purchase price for the Shares shall be at the proposed initial public offering price ("IPO") per share subject to adjustment as provided in Paragraph 5 below.


2. Term of Option: Exercise.

         (a) Subject to earlier termination pursuant hereto, the Option shall terminate five (5) years from the date hereof. The Option shall be exercisable as follows: 20,000 upon signing of Employment Agreement, and 5,000 for each 10,000 sales of ID-Check Products sold that exceed 10,000.

         (b) The Option shall be exercised by fifteen (15) days written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the purchase price for such Shares. The option price shall be payable in United States dollars, and may be paid in cash or by certified check on a United States bank or by other means acceptable to the Company. In no event shall the Company be required to issue any Shares (i) until counsel for the Company determines that the Company has complied with all applicable securities exchange or the National Association of Security Dealers Automated Quotation System on which the Common Stock may then be listed, and (ii) unless Optionee reimburses the Company for any tax withholding required and supplies the Company with such information and data as the Company may deem necessary.

         (c) Optionee shall not, by virtue of the granting of the Option, be entitled to any rights of a shareholder in the Company and shall not be considered a record holder of any Shares purchased by Optionee until the date on which Optionee shall actually be recorded as the holder of such Shares upon the stock records of the Company. The Company shall not be required to issue any fractional Share upon exercise of the Option and shall not be required to pay to Optionee the cash equivalent of any fractional Share interest.

3. Restrictions on Transfer and Termination.

         (a) No option shall be transferred by Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of Optionee the Option shall be exercisable only by Optionee or by Optionee's legal representative.

         (b) In the event of the termination of Optionee's employment by the Company at any time for any reason (excluding termination for cause, disability or death), the Option and all rights thereunder shall be exercisable by Optionee at any time within three (3) months thereafter, but not later than the termination date of the Option. Notwithstanding the foregoing, in the event Optionee is permanently and totally disabled (within the meaning of Section 105(d) (4), or any successor section, of the Internal Revenue Code), Optionee's Option and all rights thereunder shall be exercisable by Optionee (or Optionee's legal representative) at any time within six (6) months of Optionee's termination of employment, but not later than the termination date of the Option. The right of the Optionee (or Optionee's legal representative) to exercise the Option or any portion of the Option, shall apply only to that portion of the Option which has accrued in accordance with
                  Section 2(a) of this Agreement and which the Optionee is entitled to exercise as of the date of termination.

         (c) If Optionee shall die while in the employ of the Company, the Option may be exercised by

                  Optionee's designated beneficiary or beneficiaries (or if none have been effectively designated, by Optionee's executor, administrator or the person to whom Optionee's rights under the Option shall pass by Optionee's will or by the laws of descent and distribution) at any time within six (6) months after the date of Optionee's death, but not later than the termination date of the Option. The right of the Optionee's beneficiary or legal representative to exercise the Option or any portion of the Option, shall apply only to that portion of the Option which has accrued in accordance with Section 2(a) of this Agreement and which Optionee was entitled to exercise as of the date of death.

         (d) In the event Optionee's employment is terminated for Cause, the Option and all rights thereunder shall terminate at 5:00 p.m. on the date of termination of employment.

         (e) This Option is granted pursuant to an Employment Agreement between Company and Optionee dated October 25, 1999, which Employment Agreement governs Optionee's rights and obligations as an employee including, without limitation, Company's right to terminate Optionee's employment under certain circumstances, and nothing in this Agreement shall confer upon Optionee any additional rights with respect to the terms and conditions of Optionee's employment.

4. Securities Act Matters.

         (a) Optionee represents that Shares issued upon any exercise of the Option will be acquired for Optionee's own account for investment only and not with a view to the distribution thereof within the meaning of the Federal Securities Act of 1933, as amended (hereinafter, together with the rules and regulations thereunder, collectively referred to as the "Act"), and that Optionee does not intend to divide Optionee's participation with others or transfer or otherwise dispose of all or any Shares except as below set forth. As herein used the terms "transfer" and "dispose" mean and include, without limitation, any sale, offer for sale, assignment, gift, pledge or other disposition or attempted disposition.

         (b) Optionee understands that in the opinion of the Securities and Exchange Commission ("SEC") Shares must be held by Optionee for an indefinite period unless subsequently registered under the Act or unless an exemption from registration thereunder is available; that, under Rule 144 of the Act, after one or more years from the date of payment for and issuance of the shares, certain public sales thereof (which may be limited as to the number of Shares) may be made in accordance with the subject to the terms, conditions and restrictions of Rule 144, but only if certain reporting and other requirements thereunder have been complied with; and that should Rule 144 be inapplicable, registration or the availability of an exemption under the Act will be necessary in order to permit public distribution of any Shares. Optionee also understands that the Company is and will be under no obligation to register the Shares or to comply with any exemption under the Act.

         (c) Optionee shall not at any time transfer or dispose of any Shares except pursuant to either (i) a registration statement under the Act which registration statement has become effective as to the Shares being sold or (ii) a specific exemption from registration under the Act, but only after Optionee has first obtained either a "no-action" letter from the SEC, following full and adequate disclosure of all facts relating to such proposed transfer, or a favorable opinion from or acceptable to counsel to the Company that the proposed transfer or other disposition complies with and is not in violation of the Act or any applicable state "blue sky" or securities laws.

5. Anti-Dilution Provisions.

         (a) Subject to the provisions of Paragraph 5(b) below, if at any time or from time to time prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation or the like, then and as often as the same shall occur, the kind and number of Shares subject to the Option, or the purchase price per share, or both, shall be adjusted by the Board of Directors of the Company ("Board") in such manner as it may deem appropriate and equitable, the determination of which Board shall be binding and conclusive. Failure of the Board to provide for any such adjustment shall be conclusive evidence that no adjustment is required.

         (b) The Board shall have the right to engage a firm of independent certified public accountants, which may be the Company's regular auditors, to make any computation provided for in this Section, and a certificate of that firm showing the required adjustment shall be conclusive and binding.

6. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause
    (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to Optionee at the address set forth above or such other address as may be designated by like notice hereunder.

7. Miscellaneous. This Agreement cannot be changed except in writing signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed exclusively in New York. The Option has been granted pursuant to the Company's 1999 Stock Option Plan. This Agreement is in all respects subject to the terms and conditions of said Plan. The Option granted hereunder is intended to be a Non-Qualified Stock Option. Optionee acknowledges that Optionee is not holding any other stock options granted by the Company. Optionee shall execute this Agreement and return it to the Company within thirty (30) days after the mailing or delivery by the Company of this Agreement. If Optionee shall fail to execute and return this Agreement to the Company within said thirty (30) day period, the Option shall automatically terminate. The section headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            INTELLI-CHECK, INC.

                                            By:________________________________

                                           Optionee:

                                           _____________________________________
                                                           Name


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